Exhibit 10.1

ROYALTY SETTLEMENT AND RELEASE AGREEMENT

THIS ROYALTY SETTLEMENT AND RELEASE AGREEMENT (this "Agreement") is entered into as of the 5th day of May, 2016 (the "Effective Date") by and among Tiger X Medical, Inc. (f/k/a/ Cardo Medical, Inc.) ("Tiger X Medical"), Tiger X Medical, LLC (f/k/a Cardo Medical, LLC) (together with Tiger X Medical, "Sellers" and each a "Seller") and Arthrex, Inc. ("Buyer"). Reference is hereby made to that certain Asset Purchase Agreement, dated as of January 24, 2011, by and among Sellers and Buyer, as amended (the "APA"). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the APA.

On June 30, 2016, Buyer hereby irrevocably agrees to pay, and Tiger X Medical hereby irrevocably agrees to accept, an amount equal to Five Million Six Hundred Forty-Two Thousand Three Hundred and Two Dollars ($5,642,302) (the "Royalty Payment") payable in immediately available funds to the account specified on Exhibit A in full satisfaction of all amounts due or payable or which could become due or payable to Tiger X Medical under or with respect to the APA, whether before, on or after the date hereof.

Sellers hereby acknowledge and agree that, effective immediately upon the Effective Date, any and all of Buyer's obligations and liabilities under, with respect to, in connection with or otherwise arising out of or relating to the APA (including (without limitation), for the avoidance of doubt, all such obligations and liabilities relating to the Royalty) are unconditionally and irrevocably terminated and released, except for the obligation to pay the Royalty Payment. Sellers hereby acknowledge and agree that from and after the Effective Date, they shall no longer be entitled to exercise any rights or interests or take any actions under, with respect to, in connection with or otherwise arising out of or relating to the APA, except pursuant to Section 6.12 thereof and the first sentence of Section 6.1 thereof, each of which expressly survives the Effective Date and payment of the Royalty Payment.

Buyer hereby acknowledges and agrees that, effective immediately upon the Effective Date, any and all obligations and liabilities of each Seller under, with respect to, in connection with or otherwise arising out of or relating to the APA (including (without limitation), for the avoidance of doubt, all such obligations and liabilities relating to the Royalty) are unconditionally and irrevocably terminated and released, except for the right to receive Royalty Payment. Buyer hereby acknowledges and agrees that from and after the Effective Date, Buyer shall no longer be entitled to exercise any rights or interests or take any actions under, with respect to, in connection with or otherwise arising out of or relating to the APA, except pursuant to Section 6.12 thereof and the first sentence of Section 6.1 thereof, each of which expressly survives the Effective Date and payment of the Royalty Payment.

In consideration of the agreements made herein, to the fullest extent permitted by Law, Sellers and each of their respective Affiliates, and their respective successors, assigns and heirs, hereby unconditionally and irrevocably release, and covenant not to bring any suit, claim or proceeding against, Buyer or any of its officers, directors, employees and agents or any of their Affiliates, whether known or unknown, whether fixed or contingent and whether based on tort, contract, statute or ordinance, breach of contract or covenant, misrepresentation, fraud or other tortious conduct or wrongful conduct, which the Sellers and their Affiliates or any such successors, assigns or heirs may have, have ever had, or hereafter can or may have against Buyer or any of its officers, directors, employees and agents or any of their Affiliates with respect to, based upon or arising under the APA, except any suits, claims or proceedings pursuant to Section 6.12 of the APA or the first sentence of Section 6.1 of the APA, and except, for the avoidance of doubt, any suits, claims or proceedings pursuant to this Agreement.

In consideration of the agreements made herein, to the fullest extent permitted by Law, Buyer and its Affiliates, and their respective successors, assigns and heirs, hereby unconditionally and irrevocably release, and covenant not to bring any suit, claim or proceeding against, either Seller or any of their respective officers, directors, employees and agents or any of their Affiliates, whether known or unknown, whether fixed or contingent and whether based on tort, contract, statute or ordinance, breach of contract or covenant, misrepresentation, fraud or other tortious conduct or wrongful conduct, which Buyer and its Affiliates or any such successors, assigns or heirs may have, have ever had, or hereafter can or may have against either Seller or any of their respective officers, directors, employees and agents or any of their Affiliates with respect to, based upon or arising under the APA, except any suits, claims or proceedings pursuant to Section 6.12 of the APA or the first sentence of Section 6.1 of the APA, and except, for the avoidance of doubt, any suits, claims or proceedings pursuant to this Agreement.

Each party hereto represents and warrants that (a) it is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) it has all requisite corporate or other organizational power and authority to execute and deliver this Agreement and to carry out its obligations under this Agreement, (c) the execution and delivery of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all requisite corporate or other organizational action, and (d) this Agreement has been duly executed and delivered by it and constitutes (assuming due authorization, execution and delivery by the other parties hereto) the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and general equitable principles.

Each Seller hereby represents and warrants that it has not directly or indirectly assigned, hypothecated, pledged or otherwise transferred its rights under the APA, including (without limitation) its rights related to the Royalty.

The provisions of Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.12 of the APA shall apply to this Agreement, mutatis mutandis, and are incorporated herein by reference with binding effect among the parties hereto in respect of this Agreement as if fully set forth herein.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

Tiger X Medical, Inc.

By:_/s/ Andrew Brooks
Name: Andrew Brooks, M.D.
Title: CEO

Tiger X Medical, LLC

By:_/s/ Andrew Brooks
Name: Andrew Brooks, M.D.
Title: CEO

Arthrex, Inc.

By:_/s/ John W. Schmieding
Name: John W. Schmieding
Title: VP General Counsel